UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 7, 2006

ALLTEL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-4996	34-0868285
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Allied Drive, Little Rock, Arkansas	72202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code   (501) 905-8000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry into a Material Definitive Agreement.

As previously announced by ALLTEL Corporation (the "Company") on December 9, 2005, in order to effect the spin off of its wireline telecommunications business to stockholders, the Company entered into, among other agreements, a Distribution Agreement, dated as of December 8, 2005 (the "Distribution Agreement"), with ALLTEL Holding Corp., a newly formed, wholly owned subsidiary of the Company ("Spinco"). Pursuant to the terms of the Distribution Agreement, the Company will contribute to Spinco the assets and liabilities relating to the Company's wireline telecommunications business, and in consideration therefor, Spinco will, among other things, issue to the Company $1,746,000,000 aggregate principal amount of 8.625% senior notes due 2016 of Spinco (the “Spinco Securities”).

On July 8, 2006, in connection with the transactions contemplated by the Distribution Agreement, the Company entered into an exchange agreement (the "Exchange Agreement"), with J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Inc. (together, the "Investment Banks"), and Spinco (with respect to certain sections thereof). Pursuant to the Exchange Agreement, the Company agreed to transfer the Spinco Securities to the Investment Banks, in equal amounts, in exchange (the "Exchange") for the transfer by the Investment Banks to the Company of all or a portion of the $1,000,000,000 aggregate principal amount of the Company's commercial paper held by the Investment Banks and all or a portion of the $686,557,000 aggregate principal amount of the Company's 4.656% notes due 2007 held by the Investment Banks. The Company debt obligations to be transferred to the Company by the Investment Banks in the Exchange will have an agreed upon fair market value of $1,673,365,133.15 on the date on which the Exchange is consummated. The consummation of the Exchange is subject to the satisfaction of certain conditions, including, among others, that the private letter ruling the Company received from the IRS on April 7, 2006 continues to be valid through the Closing (defined below) and that the Purchase Agreement relating to the purchase of the Spinco Securities (described below) remains in full force and effect, and that all material conditions contained therein have been satisfied. Subject to the satisfaction of these conditions, the Exchange is expected to be consummated on or about July 17, 2006, or such later date on which the transactions contemplated by the Distribution Agreement are consummated (the "Closing").

Following the Closing, and pursuant to a Purchase Agreement, dated June 28, 2006, between Spinco and the Investment Banks, as representatives of the initial purchasers named therein (the “Initial Purchasers”), the Investment Banks will sell the Spinco Securities and certain other debt securities of Spinco to the Initial Purchasers pursuant to Rule 144A and Regulation S under the Securities Act of 1933, as amended. The Company debt obligations to be transferred to the Company by the Investment Banks will be cancelled.

On July 7, 2006, ALLTEL Corporation approved and adopted Amendment No. 3 to its Supplemental Executive Retirement Plan. Attached hereto as Exhibits 10.2 is a copy of the full text of Amendment No. 3 to the Alltel Corporation Supplemental Executive Retirement Plan, the text of which is incorporated herein by this reference.

ITEM 9.01. Financial Statements and Exhibits.

(c) Exhibits.

See Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

ALLTEL CORPORATION

By:       /s/   Sharilyn S. Gasaway
Name:  Sharilyn S. Gasaway
Title:    Executive Vice President -
Chief Financial Officer

Dated: July 13, 2006

EXHIBIT INDEX

       Exhibit Number                  Description

10.1	Exchange Agreement, dated as of July 8, 2006, among ALLTEL Corporation, J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Inc. and Alltel Holding Corp.

10.2	Amendment No. 3 to the Alltel Corporation Supplemental Executive Retirement Plan